FOR IMMEDIATE RELEASE

Investor Contacts:
Richard T. Schumacher, President & CEO	(508) 230-1828 (T)
Jeffrey N. Peterson, Chairman of the Board	(650) 812-8121 (T)

Pressure BioSciences Announces Acquisition of All Assets of BaroFold, Inc.

Acquisition to Combine BaroFold’s Patented High-Pressure Protein Refolding Technology

with PBI’s Leadership in High-Pressure Instrumentation and Worldwide Market Access. Company Plans Immediate Entry into the Biologics Contract Research Services Sector.

South Easton, MA, December 13, 2017 – Pressure BioSciences, Inc. (OTCQB: PBIO) (“PBI” and the “Company”), a leader in the development and sale of innovative, broadly enabling, pressure-based solutions for the worldwide life sciences industry, today announced the acquisition of all assets of BaroFold, Inc. Among the assets acquired were all patents, equipment, and intellectual property relating to BaroFold’s PreEMT™ high-pressure protein refolding technology.

PreEMT is a patented technology that employs high pressure for the disaggregation and controlled refolding of recombinant proteins into their native structures for desired pharmacological activity. The PreEMT technology platform is transformative and practical for biopharmaceutical manufacturing processes, offering substantially reduced production costs due to its increased process yield and throughput at high protein concentrations. The PreEMT technology is easily scalable, and has been utilized for the cGMP production of phase 1 through phase 3 clinical materials.

Matthew Seefeldt, Ph.D., Chief Scientific Officer of BaroFold, said: “We are convinced that PBI is the ideal choice for maximizing the market potential of the PreEMT technology. PBI’s proven ability to develop and commercialize effective high-pressure technology solutions has been impressive. Their portfolio of high-pressure instruments, worldwide customer base, and recently expanded sales force should increase the reach of BaroFold’s technologies into many new research laboratories and biopharmaceutical companies, as well as across multiple protein biologics.”

Alexander Lazarev, Ph.D., VP of R&D for PBI, commented: “This acquisition will significantly increase PBI’s IP estate in high pressure technologies with the addition of eight issued and several pending patents. These patents give us freedom to operate in several important areas for biologics research and manufacturing: protein folding, re-folding and disaggregation. They also provide us the right to grant licenses to third parties to practice the PreEMT and other technologies in both research laboratories and in biopharmaceutical manufacturing, the latter being a very large and rapidly growing field.

Kyle Lefkoff, Chairman of BaroFold, added: “We believe the PreEMT technology platform developed by BaroFold offers the potential to make significant contributions to scientific research and biopharmaceutical manufacturing. We are pleased that the BaroFold technologies are now in the hands of PBI, the leading high-pressure life sciences company in the world. Because of our enthusiasm for and confidence in this combination, we requested that the majority of the BaroFold purchase price be paid in restricted common stock of PBIO. We are pleased to be shareholders in this very exciting company.”

Biopharmaceutical products are typically large-molecule proteins produced via complex biological manufacturing processes that can lead to undesirable protein misfolding and aggregation. Misfolded or aggregated proteins typically lack therapeutic activity and can present health risks to patients, requiring robust remediation within pharmaceutical manufacturing processes. The PreEMT technology improves the quality of manufacturing, decreases manufacturing costs (as much as $2-10M/year per commercial biologic drug), and facilitates achievement of proper activity from difficult-to-manufacture proteins.

Nathan Lawrence, Ph.D., VP of Sales and Marketing at PBI, said: “The BaroFold IP surrounding protein folding, unfolding, and disaggregation complements and enhances our existing portfolio of 15 issued pressure-related patents. It also integrates well with our current business plan. Consequently, we expect immediate interest from customers in using the processes and technologies covered by the BaroFold IP.”

Dr. Lawrence continued: “Importantly, our existing high-pressure equipment is well-suited to the performance of the R&D and process development studies needed for the development of these biopharmaceutical manufacturing applications and markets. In fact, it will quickly become evident that our new, award-winning Barocycler 2320EXT high pressure instrument was designed with technologies like PreEMT bench scale R&D in mind. With our worldwide customer base, supported by our expanded sales and marketing capabilities and our growing equipment and consumables product lines, we believe the newly-acquired BaroFold IP will have a significant impact on our revenues in 2018 and beyond.”

Richard T. Schumacher, President and CEO of PBI, said: “In addition to the expected increase in revenue from instrument and consumable sales to customers developing biopharmaceutical manufacturing applications with the PreEMT technology, we expect the BaroFold acquisition to have positive effects on our services revenue as well. In this regard, we plan to continue the biologics contract research services program previously provided by Barofold. This entails extensive revenue-generating studies on the advantages of high-pressure processing in the manufacture of biopharmaceutical products using the patented PreEMT technology. We will also offer manufacturing-scale licenses to biopharmaceutical companies ready to take advantage of the PreEMT technology for more efficient production of their high quality biological products. We believe such licenses have the potential to generate millions of dollars annually in royalty revenue from companies representing the global market for biopharmaceuticals, a market projected to reach $291 billion by the year 2021 (Mordor Intelligence, October 2017).”

About Pressure BioSciences, Inc.

Pressure BioSciences, Inc. (“PBI”) (OTCQB: PBIO) develops, markets, and sells proprietary laboratory instrumentation and associated consumables to the estimated $6 billion life sciences sample preparation market. Our products are based on the unique properties of both constant (i.e., static) and alternating (i.e., pressure cycling technology, or “PCT”) hydrostatic pressure. PCT is a patented enabling technology platform that uses alternating cycles of hydrostatic pressure between ambient and ultra-high levels to safely and reproducibly control bio-molecular interactions. Our primary focus is in the development of PCT-based products for biomarker and target discovery, drug development and design, bio-therapeutics characterization, soil & plant biology, forensics, and counter-bioterror applications. Major new focal market opportunities are emerging in the use of our patented, scalable, high-efficiency Ultra Shear Technology (“UST”) to create stable nanoemulsions of otherwise immiscible fluids (such as oils and water), and to prepare higher quality, homogenized, extended shelf-life or room temperature stable, low-acid liquid foods that cannot be effectively prepared using existing technologies.

Forward Looking Statements

Statements contained in this press release regarding PBI’s intentions, hopes, beliefs, expectations, or predictions of the future are “forward-looking’’ statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon the Company’s current expectations, forecasts, and assumptions that are subject to risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements. These risks, uncertainties, and other factors include, but are not limited to, the risks and uncertainties discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and other reports filed by the Company from time to time with the SEC. The Company undertakes no obligation to update any of the information included in this release, except as otherwise required by law.

For more information about PBI and this press release, please click on the following website link:

http://www.pressurebiosciences.com

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